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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of AmVestors Financial Corporation on Form S-4 of our report relating to Financial Benefit Group, Inc. dated March 10, 1995, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP
Miami, Florida

February 22, 1996